UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 7, 2008
SkillSoft Public Limited Company

(Exact Name of Registrant as Specified in Charter)

Republic of Ireland	0-25674	None

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

107 Northeastern Boulevard
Nashua, New Hampshire	03062

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (603) 324-3000

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement
On July 7, 2008, SkillSoft Public Limited Company (the “Company”) entered into an amendment (“Amendment No. 1”) to the Credit Agreement (the “Credit Agreement”), dated May 14, 2007, among the Company, its subsidiary, SkillSoft Corporation, as borrower, Credit Suisse, as administrative agent and collateral agent, the other agents party thereto, and the lenders party thereto (the “Lenders”) and the Guarantee and Collateral Agreement, dated May 14, 2007, among the Company and the subsidiary guarantors party thereto.
Pursuant to the Credit Agreement, the Company and any subsidiary of the Company have a limited ability to repurchase shares in the Company. The primary purpose of Amendment No. 1 was to expand the ability of the Company and its subsidiaries to be able to make additional repurchases of shares in the Company. The Company’s expanded repurchase ability under Amendment No. 1 is conditioned on the absence of an event of default and a requirement that (i) the leverage ratio shall be no greater than 2.75:1.0 as of the most recently completed fiscal quarter ending prior to the date of such repurchase and (ii) that the Company make a prepayment of the term loan under the Credit Agreement in an amount equal to the dollar amount of any such repurchase. Such term loan prepayments will not, however, be required in connection with the first $24,000,000 of repurchases made from and after July 7, 2008.
Amendment No. 1 also provides for an increase in the interest rate on the term loan outstanding under the Credit Agreement and the payment of additional fees to the Lenders upon execution of Amendment No. 1. Pursuant to Amendment No. 1, the term loan will bear interest at a rate per annum equal to, at the Company’s election, (i) a base rate plus a margin of 2.50% (increased from 1.75%) or (ii) adjusted LIBOR plus a margin of 3.50% (increased from 2.75%).
Amendment No. 1 also modified the Credit Agreement and Guarantee and Collateral Agreement to permit certain intercompany transactions relating to the intellectual property of the Company and its subsidiaries.
The foregoing description of Amendment No. 1 is not complete and is qualified in its entirety by reference to Amendment No. 1, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits
     (d) Exhibits
          10.1 Amendment No.1, dated July 7, 2008, to Credit Agreement and to Guarantee and Collateral Agreement, each dated May 14, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SkillSoft Public Limited Company
Date: July 11, 2008	By:	/s/ Charles E. Moran
Charles E. Moran
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No.1, dated July 7, 2008, to Credit Agreement and to Guarantee and Collateral Agreement, each dated May 14, 2007.